EX-99.1
2

PRESS RELEASE

                                PRESS RELEASE

                            FOR IMMEDIATE RELEASE

                          AZUREL, LTD. NEWS RELEASE


AZUREL, LTD. (Bulletin Board Symbol - AZUR) today announced that a voluntary petition seeking relief pursuant to Chapter 11 of the Bankruptcy code was filed with the U.S. Bankruptcy Court for the District of New Jersey in Newark, New Jersey on February 2, 2001. The Company will continue operations under the protection of the Bankruptcy Court, and will devote its efforts to the manufacture and shipment of its products while a reorganization plan is developed. The Company elected to seek such protection due to cash-flow constraints.

Disclosure: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service, demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof. For further information, please see the Company's current 10-K filing.

Contact: Azurel, Ltd.
         Edward Adamcik, CFO



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